UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 7, 2013 (November 5, 2013)

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Marchant Pereira 150

Of. 803

Providencia, Santiago de Chile

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 5, 2013, Li3 Energy, Inc. (the “Company”) issued a press release announcing that it had entered into a non-binding memorandum of understanding (“MOU”) with BBL SpA, a Chilean investor (the “Investor”), pursuant to which the Investor would acquire 51% of the outstanding common stock of Minera Li SpA, the Company’s wholly-owned subsidiary (“Minera”), and provide the Company with sufficient funds to enable it to complete the feasibility study of the Maricunga project. In connection with the MOU, the Investor agreed to loan the Company $500,000 at an interest rate of 3.5% per annum, as adjusted for inflation. The loan must be repaid by the Company on or prior to May 31, 2014 and is secured by the assets of Minera. The press release announcing the MOU is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: November 7, 2013	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer